Exhibit 10.1

AMYLIN PHARMACEUTICALS, INC.

2003 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

ADOPTED APRIL 2, 2003

APPROVED BY STOCKHOLDERS MAY 14, 2003

EFFECTIVE DATE: APRIL 2, 2003
LAST AMENDED: MARCH 16, 2009

1.                                      PURPOSES AND RELATIONSHIP WITH THE COMPANY’S 2001 EQUITY INCENTIVE PLAN.

(a)                                  Eligible Option Recipients.  The persons eligible for Initial Grants and Annual Grants are the Non-Employee Directors of the Company.

(b)                                  Available Options.  The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in the value of the Common Stock through the granting of Nonstatutory Stock Options.

(c)                                  General Purpose.  The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(d)                                  Relationship with the Company’s 2001 Equity Incentive Plan.  All Options granted pursuant to the Plan shall be deemed to have been issued under and pursuant to the terms of the Incentive Plan and subject to all the terms and conditions of the Incentive Plan except to the extent otherwise provided for in the Plan.  In the event that any of the terms or conditions of the Incentive Plan are inconsistent with or in conflict with any of the terms or conditions of the Plan or the Options, the terms and conditions of the Plan or the Options shall control.

2.                                      DEFINITIONS.

(a)                                  “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)                                  “Annual Grant” means an Option granted annually to all Non-Employee Directors who meet the criteria specified in subsection 6(b) of the Plan.

(c)                                  “Annual Meeting” means the annual meeting of the stockholders of the Company.

(d)                                  “Board” means the Board of Directors of the Company.

(e)                                  “Change in Control” means the occurrence of any of the following: (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a subsidiary, an affiliate, or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction; (ii) there is consummated a sale or other disposition of all or substantially all of the assets of the Company (other than a sale to an entity where at least 50% of the combined voting power of the voting securities of such entity are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale); (iii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such transaction, the stockholders immediately prior to the consummation of such transaction do not own, directly or indirectly, outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such transaction or more than 50% of the combined outstanding voting power of the parent of the surviving entity in such transaction.

(f)                                    “Code” means the Internal Revenue Code of 1986, as amended.

(g)                                 “Common Stock” means the common stock of the Company.

(h)                                 “Company” means Amylin Pharmaceuticals, Inc., a Delaware corporation.

(i)                                    “Consultant” means any person, including an advisor, whether an individual or an entity, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate and who is compensated for such services.  However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director’s fee by the Company for services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(j)                                    “Continuous Service” means that the Optionholder’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  An Optionholder’s Continuous Service shall not be deemed to have terminated by reason of a change in the capacity in which such Optionholder renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which such Optionholder renders such service, provided that there is otherwise no interruption or termination of such Optionholder’s Continuous Service.  For example, a change in status from a Non-Employee Director of the Company to a Consultant of an Affiliate or an Employee of the Company will not constitute an interruption of Continuous Service.  The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(k)                                “Director” means a member of the Board of Directors of the Company.

(l)                                    “Employee” means any person employed by the Company or an Affiliate.  A person shall not be deemed an Employee by reason of such person’s service as a Director and/or payments of director’s fees to such person.

(m)                              “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)                                 “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)                                    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)                                Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)                            In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board and in a manner that complies with Section 409A and 422 of the Code.

(o)                                  “Incentive Plan” means the Company’s 2001 Equity Incentive Plan or any successor equity incentive plan thereto.

(p)                                  “Initial Grant” means an Option granted to a Non-Employee Director who meets the criteria specified in subsection 6(a) of the Plan.

(q)                                  “Non-Employee Director” means a Director who is not an Employee.

(r)                                  “Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(s)                                  “Option” means a Nonstatutory Stock Option granted pursuant to the Plan.

(t)                                    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(u)                                 “Plan” means this Amylin Pharmaceuticals, Inc. 2003 Non-Employee Directors’ Stock Option Plan.

(v)                                   “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

3.                                      ADMINISTRATION.

(a)                                  Administration by Board.  The Board shall administer the Plan.

(b)                                  Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)                                    To determine the provisions of each Option to the extent permitted in the Plan.

(ii)                                To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)                            To amend the Plan as provided in Section 10.

(iv)                               Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c)                                  Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.                                      OPTIONS ISSUED UNDER INCENTIVE PLAN.

All Options granted pursuant to the Plan shall be deemed to have been issued under the Incentive Plan, and the shares of Common Stock issuable upon exercise of such Options shall be issuable out of the shares reserved for issuance under the Incentive Plan pursuant to Section 4 of the Incentive Plan.

5.                                      ELIGIBILITY.

The Options as set forth in Section 6 automatically shall be granted under the Plan to all Non-Employee Directors in accordance with the provisions of Section 6.

6.                                      NON-DISCRETIONARY GRANTS.

(a)                                  Initial Grants.  Each person who is elected or appointed by the Board or stockholders of the Company for the first time to be a Non-Employee Director subsequent to April 2, 2003 and who has not served as a Director at any time during the two-year period immediately preceding the date of such election or appointment, automatically shall, upon the date of his or her initial election or appointment to be a Non-Employee Director, be granted an Initial Grant to purchase thirty thousand (30,000) shares of Common Stock on the terms and conditions set forth herein, which Initial Grant shall be effective as of the date of such election or appointment.

(b)                                  Annual Grants.  Immediately following each Annual Meeting held after April 2, 2003, each Non-Employee Director automatically shall be granted, effective as of the date of such Annual Meeting (and in addition to any Initial Grant granted pursuant to Section 6(a)) an Annual Grant to purchase twenty thousand (20,000) shares of Common Stock on the terms and conditions set forth herein.

7.                                      OPTION PROVISIONS.

Each Option granted shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions, and may include other provisions to the extent those provisions are permitted or required by the Incentive Plan and are not inconsistent with or in conflict with the terms and conditions of the Plan:

(a)                                  Term.  No Option shall be exercisable after the expiration of seven (7) years from the date it was granted.

(b)                                  Exercise Price.  The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.  Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c)                                  Vesting Schedule.  The Option shall vest and become exercisable as follows:

(i)                                    Initial Grants:  (A) if the applicable Optionholder’s Continuous Service continues through the date that is one (1) year from the date of grant thereof (the “Anniversary Date”), such Option shall become exercisable as of the Anniversary Date with respect to one-fourth (1/4th) of the total number of shares of Common Stock subject to such Option; and (B) over the thirty-six month period following the Anniversary Date, for so long as the applicable Optionholder’s Continuous Service continues, such Option shall become exercisable with respect to an additional one forty-eighth (1/48) of the total number of shares of Common Stock subject to such Option on each monthly anniversary of the Anniversary Date until such Option has become fully exercisable.

(ii)                                Annual Grants:  such Option shall become exercisable in equal monthly increments over a period of one (1) year from the date of grant of such Option for so long as the applicable Optionholder’s Continuous Service continues.

8.                                      MISCELLANEOUS.

The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

9.                                      ADJUSTMENTS UPON CHANGES IN STOCK.

(a)                                  Capitalization Adjustments.  If any change is made in the Common Stock subject to the Incentive Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es)

of securities subject to Options granted under the Plan and the number of securities to be issued upon the exercise of Options granted pursuant to subsection 6(a) and 6(b), and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Options.  The Board shall make such adjustments, and its determination shall be final, binding and conclusive.  (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b)                                  Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company, then all outstanding Options shall terminate immediately prior to such event.

(c)                                  Asset Sale, Merger, Consolidation or Reverse Merger.  In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (individually, a “Corporate Transaction”), then any surviving corporation or acquiring corporation shall assume any Options outstanding under the Plan or shall substitute similar options (including options to acquire the same consideration paid to the stockholders in the Corporate Transaction for those outstanding under the Plan).  In the event any surviving corporation or acquiring corporation refuses to assume such Options or to substitute similar options for those outstanding under the Plan, then with respect to Options held by Optionholders whose Continuous Service has not terminated, the vesting of such Options (and, if applicable, the time during which such Options may be exercised) shall be accelerated in full, and the Options shall terminate if not exercised (if applicable) at or prior to the Corporate Transaction.  With respect to any other Options outstanding under the Plan, such Options shall terminate if not exercised (if applicable) prior to the Corporate Transaction.

(d)                                  Change in Control.  Notwithstanding any other provisions of the Plan to the contrary, if a Change in Control occurs and the Optionholder’s Continuous Service has not terminated prior to the effective date of such Change in Control, then the vesting and exercisability of the shares of Common Stock subject to the Optionholder’s Options shall be accelerated in full as of the effective date of the Change in Control.  Following such Change in Control (other than a Change in Control resulting from a plan of complete dissolution or liquidation of the Company) and notwithstanding any other provision of the Plan to the contrary and provided that the Optionholder’s Continuous Service has not terminated prior to the effective date of the Change in Control, then the Optionholder’s Options shall expire on the earliest of (i) 12 months following the effective date of such Change in Control or (ii) the expiration of the term of the Option.

(e)                                  Parachute Payments.  If any payment or benefit the Optionholder would receive pursuant to a Change in Control from the Company or otherwise would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, or any comparable successor provisions, and (ii) but for this subsection, be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the “Excise Tax”), then such payment or benefit shall be either (x) provided to the Optionholder in full or (y) provided to the

Optionholder as to such lesser extent which would result in no portion of the payment or benefit being subject to the Excise Tax, whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes (all computed at the highest applicable marginal rate), results in the receipt by the Optionholder, on an after-tax basis, of the greatest amount of payment or benefits, notwithstanding that all or some portion of such payment or benefits may be taxable under the Excise Tax.  Unless the Company and the Optionholder otherwise agree in writing, any determination required under this subsection shall be made in writing in good faith by the accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control.  If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a different nationally recognized accounting firm to make the determinations required hereunder (the accounting firm so engaged pursuant to the two immediately preceding sentences, the “Accountants”).  If a reduction in payments or benefits constituting “parachute payments” is necessary so that the payments or benefits equal the amount determined pursuant to clauses (x) and (y) above, reduction shall occur in the following order unless the Optionholder elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the effective date of the event that triggers the payments or benefits): reduction of cash payments; cancellation of accelerated vesting of Options; reduction of employee benefits.  In the event that acceleration of vesting of Options is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Optionholder’s Options unless the Optionholder elects in writing a different order for cancellation.  For purposes of making the calculations required by this subsection, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code, and other applicable legal authority.  The Company and the Optionholder shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this subsection.  The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this subsection.

If, notwithstanding any reduction described in this subsection, the Internal Revenue Service (the “IRS”) determines that the Optionholder is liable for the Excise Tax as a result of the receipt of a payment or benefits as described above, then the Optionholder shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or in the event that the Optionholder challenges the final IRS determination, a final judicial determination, a portion of the payment or benefits equal to the “Repayment Amount.”  The Repayment Amount with respect to the payment or benefits shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Optionholder’s net after-tax proceeds with respect to any payment or benefits (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on such payment or benefits) shall be maximized.  The Repayment Amount with respect to the payment or benefits shall be zero if a Repayment Amount of more than zero would not result in the Optionholder’s net after-tax proceeds with respect to the payment or benefits being maximized.  If the Excise Tax is not eliminated pursuant to this paragraph, the Optionholder shall pay the Excise Tax.

Notwithstanding any other provision of this subsection, if (i) there is a reduction in a payment or benefits as described in this subsection, (ii) the IRS later determines that the Optionholder is liable for the Excise Tax, the payment of which would result in the maximization of the Optionholder’s net after-tax proceeds (calculated as if the Optionholder’s payment or benefits had not previously been reduced), and (iii) the Optionholder pays the Excise Tax, then the Company shall pay to the Optionholder those benefits which were reduced pursuant to this subsection contemporaneously or as soon as administratively possible after the Optionholder pays the Excise Tax so that the Optionholder’s net after-tax proceeds with respect to the payment or benefits is maximized.

If the Optionholder either (i) brings any action to enforce rights pursuant to this subsection, or (ii) defends any legal challenge to its rights hereunder, the Optionholder shall be entitled to recover attorneys’ fees and costs incurred in connection with such action, regardless of the outcome of such action; provided, however, that, in the event such action is commenced by the Optionholder, the court finds the claim was brought in good faith.

10.                               AMENDMENT OF THE PLAN AND OPTIONS.

(a)                                  Amendment of Plan.  The Board at any time, and from time to time, may amend the Plan.  However, except as provided in Section 9 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

(b)                                  Stockholder Approval.  The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

(c)                                  No Impairment of Rights.  Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

(d)                                  Amendment of Options.  The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

11.                               TERMINATION OR SUSPENSION OF THE PLAN.

(a)                                  Plan Term.  The Board may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier.  No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)                                  No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the Optionholder.

12.                               EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Option shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

13.                               CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan without regard to such state’s conflict of laws rules.